Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

CANADIAN IMPERIAL BANK OF COMMERCE

(Exact name of Registrant as specified in its charter)

Canada	13-1942440
(State of other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

Commerce Court

Toronto, Ontario, Canada M5L 1A2

(416) 980-2211

(Address and telephone number of Registrant’s principal executive offices)

Michael G. Capatides

Chief Administrative Officer and General Counsel

Canadian Imperial Bank of Commerce

425 Lexington Avenue – 3 Floor

New York, New York, 10017

(212) 667 8301

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois U.S.A., 60606 (312) 701-7100	Ernest D. McNee Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000, Commerce Court Toronto, Ontario, Canada M5L 1A9 (416) 863-2400

DEBT SECURITIES

(Title of the Indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 5th day of March, 2015.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Carol Ng
By:	Name:	Carol Ng
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623
FFIEC 031 Page 16 of 79 RC-1
Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2014
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet
Dollar Amounts in Thousands RCFD Tril | Bil | Mil | Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) 0081 104,000 1.a
b. Interest-bearing balances (2) 0071 23,816,000 1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) 1754 0 2.a
b. Available-for-sale securities (from Schedule RC-B, column D) 1773 0 2.b
3. Federal funds sold and securities purchased under agreements to resell: RCON
a. Federal funds sold in domestic offices B987 26,000 3.a
RCFD
b. Securities purchased under agreements to resell (3) B989 12,910,00 0 3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale 5369 0 4.a
b. Loans and leases, net of unearned income B528 15,683,000 4.b
c. LESS: Allowance for loan and lease losses 3123 26,000 4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) B529 15,657,000 4.d
5. Trading assets (from Schedule RC-D) 3545 75,000 5
6. Premises and fixed assets (including capitalized leases) 2145 18,000 6
7. Other real estate owned (from Schedule RC-M) 2150 0 7
8. Investments in unconsolidated subsidiaries and associated companies 2130 0 8
9. Direct and indirect investments in real estate ventures 3656 0 9
10. Intangible assets:
a. Goodwill 3163 0 10.a
b. Other intangible assets (from Schedule RC-M) 0426 42,000 10.b
11. Other assets (from Schedule RC-F) 2160 899,000 11
12. Total assets (sum of items 1 through 11) 2170 53,547,000 12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623
FFIEC 031
Page 16a of 79
RC-1a
Schedule RC—Continued
Dollar Amounts in Thousands RCON Tril | Bil | Mil | Thou
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) 2200 41,081,000 13.a
(1) Noninterest-bearing (4) 6631 21,532,000 13.a.1
(2) Interest-bearing 6636 19,549,000 13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN
(from Schedule RC-E, part II) 2200 1,000 13.b
(1) Noninterest-bearing 6631 1,000 13.b.1
(2) Interest-bearing 6636 0 13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase: RCON
a. Federal funds purchased in domestic offices (5) B993 2,109,000 14.a
RCFD
b. Securities sold under agreements to repurchase (6) B995 0 14.b
15. Trading liabilities (from Schedule RC-D) 3548 27,000 15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) 3190 59,000 16
17. and 18. Not applicable
(4) Includes noninterest-bearing demand, time, and savings deposits.
(5) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623
FFIEC 031

RC-2
Schedule RC—Continued
Dollar Amounts in Thousands RCFD Tril | Bil | Mil | Thou
Liabilities—Continued
19. Subordinated notes and debentures (1) 3200 0 19
20. Other liabilities (from Schedule RC-G) 2930 1,396,000 20
21. Total liabilities (sum of items 13 through 20) 2948 44,673,000 21
22. Not applicable
Equity Capital
Bank Equity Captal
23. Perpetual preferred stock and related surplus 3838 0 23
24. Common stock 3230 2,127,000 24
25. Surplus (excludes all surplus related to preferred stock) 3839 596,000 25
26. a. Retained earnings 3632 6,077,000 26.a
b. Accumulated other comprehensive income (2) B530 -38,000 26.b
c. Other equity capital components (3) A130 0 26.c
27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 8,762,000 27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 112,000 27.b
28. Total equity capital (sum of items 27.a and 27.b) G105 8,874,000 28
29. Total liabilities and equity capital (sum of items 21 and 28) 3300 53,547,000 29
Memoranda
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external RCFD Number auditors as of any date during 2013 6724 N/A M.1
1 = Independent audit of the bank conducted in accordance with generally 4 = Directors’ examination of the bank conducted in accordance with accepted auditing standards by a certified public accounting firm generally accepted auditing standards by a certified public which submits a report on the bank accounting firm (may be required by state chartering authority)
2 = Independent audit of the bank’s parent holding company conducted in 5 = Directors’ examination of the bank performed by other external accordance with generally accepted auditing standards by a certified auditors (may be required by state chartering authority)
public accounting firm which submits a report on the consolidated 6 = Review of the bank’s financial statements by external auditors holding company (but not on the bank separately) 7 = Compilation of the bank’s financial statements by external auditors
3 = Attestation on bank management’s assertion on the effectiveness of the bank’s 8 = Other audit procedures (excluding tax preparation work)
internal control over financial reporting by a certified public accounting firm. 9 = No external audit work
To be reported with the March Report of Condition. RCON MM / DD
2. Bank’s fiscal year-end date 8678 N/A M.2
(1) Includes limited-life preferred stock and related surplus.
(2) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3) Includes treasury stock and unearned Employee Stock Ownership Plan shares.